                                                                   EXHIBIT 10.5



                              EMPLOYMENT AGREEMENT
                                 BY AND BETWEEN
                    PROFESSIONAL TRANSPORTATION GROUP, LTD.
                                      AND
                               STANLEY E. LAIKEN





                             DATED:  APRIL 1, 1997

                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT (this "Agreement") is made by and between PROFESSIONAL TRANSPORTATION GROUP, LTD., a Georgia corporation (the "Company"), and STANLEY E. LAIKEN, an individual resident of Georgia (the "Executive"), as of this 1st day of April 1997.

         The Company presently employs the Executive as its Vice President/Sales. The Board of Directors of the Company (the "Board") recognizes that the Executive's contribution to the growth and success of the Company is substantial. The Board desires to provide for the continued employment of the Executive and to make certain changes in the Executive's employment arrangements which the Board has determined will reinforce and encourage the continued dedication of the Executive to the Company and will promote the best interests of the Company and its shareholders. The Executive is willing to continue to serve the Company on the terms and conditions herein provided.

         This Agreement will supersede in its entirety any prior understanding of the parties, whether written or oral. Certain terms used in this Agreement are defined in Section 16.

         In consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree (as of the Effective Date) that:

                 1. Employment. The Company shall continue to employ the Executive, and the Executive shall continue to serve the Company, as Vice President/Sales upon the terms and conditions set forth herein. The Executive shall have such authority and responsibilities as are consistent with his position and which may be set forth in the Bylaws or assigned by the Board or the Chief Executive Officer from time to time. The Executive shall devote his full business time, attention, skill and efforts to the performance of his duties hereunder, except during periods of illness or periods of vacation and leaves of absence consistent with Company policy. The Executive may devote reasonable periods of time to serve as a director or advisor to other organizations, to perform charitable and other community activities, and to manage his personal investments; provided, however, that such activities do not materially interfere with the performance of his duties hereunder and are not in conflict or competitive with, or adverse to, the interests of the Company.

                 2. Term. Unless earlier terminated as provided herein, the Executive's employment under this Agreement shall be for a continuing term (the "Term") of three years, which shall be extended automatically (without further action of the Company or the Executive) each day for an additional day so that the remaining term shall continue to be three years; provided, however, that either party may at any time, by written notice to the other, fix the Term to a finite term of three years, without further automatic extension, commencing with the date of such notice. Notwithstanding the foregoing, the Term of employment hereunder will end on the date that the Executive attains the age of 65.

                 3.       Compensation and Benefits.

                 a. The Company shall pay the Executive a salary at a rate of not less than $88,650 per annum in accordance with the salary payment practices of the Company. The Board (or an appropriate committee of the Board) shall review the Executive's salary at least annually and may increase the Executive's base salary if it determines in its sole discretion that an increase is appropriate.

                 b. The Executive shall participate in a management incentive program and shall be eligible to receive annual payments of a bonus in an amount determined by the Compensation Committee based upon achievement of targeted levels of performance and such other criteria as the Compensation Committee shall establish from time to time pursuant to that program. In addition, the Compensation Committee shall annually consider the Executive's performance and determine if any additional bonus is appropriate.

                 c. The Executive shall participate in the Plan and be eligible for the grant of stock options, restricted stock and other awards thereunder.

                 d. The Executive shall continue to participate in all retirement, welfare, deferred compensation, life and health insurance (including health insurance for Executive's spouse and his dependents), and other benefit plans or programs of the Company now or hereafter applicable to the Executive or applicable generally to employees of the Company or to a class of employees that includes senior executives of the Company; provided, however, that during any period during the Term that the Executive is subject to a Disability, and during the 180-day period of physical or mental infirmity leading up to the Executive's Disability, the amount of the Executive's compensation provided under this Section 3 shall be reduced by the sum of the amounts, if any, paid to the Executive for the same period under any disability benefit or pension plan of the Company or any of its subsidiaries.

                 e. The Company shall provide to the Executive an automobile owned or leased by the Company of a make and model appropriate to the Executive's status (in the reasonable opinion of the Executive) or, in lieu thereof, shall provide the Executive with an allowance not to exceed $700.00 per month to partially cover the cost of the business use of an automobile owned or leased by the Executive.

                 f. The Company shall continue to reimburse the Executive for travel, seminar, and other expenses related to the Executive's duties which are incurred and accounted for in accordance with the historic practices of the Company.

                 4.       Termination.

                 a. The Executive's employment under this Agreement may be terminated prior to the end of the Term only as follows:

                          (i)     upon the death of the Executive;

                          (ii) by the Company due to the Disability of the Executive upon delivery of a Notice of Termination to the Executive;

                          (iii) by the Company for Cause upon delivery of a Notice of Termination to the Executive; and

                          (iv) by the Executive for any reason upon delivery of a Notice of Termination to the Company within a 90-day period beginning on the 30th day after any occurrence of a Change in Control or within a 90-day period beginning on the one year anniversary of the occurrence of a Change in Control.

                 b. If the Executive's employment with the Company shall be terminated during the Term (i) by reason of the Executive's death, or (ii) by the Company for Disability or Cause, the Company shall pay to the Executive (or in the case of his death, the Executive's estate) within 15 days after the Termination Date, a lump sum cash payment equal to (i) the Accrued Compensation, (ii) one-half of the amount provided for in Section 3(a) for the year in which the termination takes place and (iii) if such termination is other than by the Company for Cause, the Pro Rata Bonus.

                 c. If the Executive's employment with the Company shall be terminated by the Company in violation of this Agreement or by the Executive for any reason after a Change in Control, in addition to other rights and remedies available in law or equity, the Executive shall be entitled to the following:

                          (i) the Company shall pay the Executive in cash within 15 days of the Termination Date an amount equal to all Accrued Compensation and the Pro Rata Bonus;

                          (ii) the Company shall pay to the Executive in cash at the end of each of the 36 consecutive 30-day periods following the Termination Date an amount equal to one- twelfth of the sum of the Base Amount and the Bonus Amount.

                          (iii) for the period from the Termination Date through the date that Executive attains the age of 65 (the "Continuation Period"), the Company shall at its expense continue on behalf of the Executive and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits provided (x) to the Executive at any time during the 90-day period prior to the Change in Control or at any time thereafter or (y) to other similarly situated executives who continue in the employ of the Company during the Continuation Period. The coverage and benefits (including deductibles and costs) provided in this
                                  Section 4(c)(iii) during the Continuation
                                  Period shall be no less favorable to the Executive and his dependents and beneficiaries than the most favorable of such coverages and benefits during any of the periods referred to in clauses (x) and (y) above. The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to the Executive than the coverages and benefits required to be provided hereunder. This subsection (iii) shall not be interpreted so as to limit any benefits to which the Executive or his dependents or beneficiaries may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment, including without limitation, retiree medical and life insurance benefits; and

                          (iv) the restrictions on any outstanding incentive awards (including stock options) granted to the Executive under the Plan or under any other incentive plan or arrangement shall lapse and such incentive award shall become 100% vested, all stock options granted to the Executive shall become immediately exercisable and shall become 100% vested.

                 d. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment except as provided in Section 4(c)(iii).

                 e. In the event that any payment or benefit (within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")) to the Executive or for his benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his employment with the Company or a change in ownership or effective control of the Company or of a substantial portion of its assets (a "Payment" or "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive will be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties, other than interest and penalties imposed by reason of the Executive's failure to file timely a tax return or pay taxes shown due on his return, imposed with respect to such taxes and the Excise Tax), including any Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                 f.       The severance pay and benefits provided for in this
Section 4 shall be in lieu of any other severance or termination pay to which the Executive may be entitled under any

Company severance or termination plan, program, practice or arrangement. The Executive's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs, policies and practices then in effect.

                 g. In the event that the Executive's employment hereunder is terminated for any reason, the Executive shall, and does hereby, tender his resignation as a director of the Company and its affiliates effective as of the date of termination.

                 5. Trade Secrets, Non-Competition, Non-Solicitation, and Related Matters.

                 a. The Executive shall not, at any time, either during the Term of his employment or after the Termination Date, use or disclose any Trade Secrets of the Company, except in fulfillment of his duties as the Executive during his employment, for so long as the pertinent information or data remain Trade Secrets, whether or not the Trade Secrets are in written or tangible form.

                 b. The Executive agrees to maintain in strict confidence and, except as necessary to perform his duties for the Company, not to use or disclose any Confidential Business Information for so long as the pertinent data or information remains Confidential Business Information.

                 c. Upon termination of employment, the Executive shall leave with the Company all business records relating to the Company and its affiliates including, without limitation, all contracts, calendars, and other materials or business records, its business or customers, including all physical, electronic, and computer copies thereof, whether or not the Executive prepared such materials or records himself. Upon such termination, the Executive shall retain no copies of any such materials, provided, however, the Executive may remove and retain all personal items and materials.

                 d. The Executive may disclose Trade Secrets or Confidential Business Information pursuant to any order or legal process requiring him (in his legal counsel's reasonable opinion) to do so; provided, however, that the Executive shall first have notified the Company of the request or order to so disclose the Trade Secrets or Confidential Business Information in sufficient time to allow the Company to seek an appropriate protective order.

                 e. If the Executive is terminated for Cause or if the Executive resigns without Adequate Justification, then for a period of one year following the date of termination, the Executive shall not (without the prior written consent of the Company) compete with the Company or any of its affiliates in any way, including, but not limited to, (i) serving as an officer of, director of, employee of, or consultant to, (ii) directly or indirectly, forming, or (iii) directly or indirectly, acquiring more than a 5% investment in, a Competing Business in the Territory.

                 f. If the Executive is terminated for Cause or if the Executive resigns without Adequate Justification, then for a period of one year following the date of termination, the

Executive shall not (except on behalf of or with the prior written consent of the Company) either directly or indirectly, on the Executive's own behalf or in the service or on behalf of others, (i) solicit, divert, or appropriate to or for a Competing Business, or (ii) attempt to solicit, divert, or appropriate to or for a Competing Business, any person or entity that was a customer or prospective customer of the Company or any of its affiliates on the date of termination and is located in the Territory.

                 g. If the Executive is terminated for Cause or if the Executive resigns without Adequate Justification, then for a period of one year following the date of termination, the Executive will not, either directly or indirectly, on the Executive's own behalf or in the service or on behalf of others, (i) solicit, divert, or hire away, or (ii) attempt to solicit, divert, or hire away, to any business located in the Territory, any employee of or consultant to the Company or any of its affiliates engaged or experienced in the Business, regardless of whether the employee or consultant is full-time or temporary, the employment or engagement is pursuant to written agreement, or the employment is for a determined period or is at will.

                 h. The Executive acknowledges and agrees that great loss and irreparable damage would be suffered by the Company if the Executive should breach or violate any of the terms or provisions of the covenants and agreements set forth in this Section 5. The Executive further acknowledges and agrees that each of these covenants and agreements is reasonably necessary to protect and preserve the interests of the Company. The parties agree that money damages for any breach of clauses (a) through (g) of this Section 5 will be insufficient to compensate for any breaches thereof, and that the Executive or any of the Executive's affiliates, as the case may be, will, to the extent permitted by law, waive in any proceeding initiated to enforce such provisions any claim or defense that an adequate remedy at law exists. The existence of any claim, demand, action, or cause of action against the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of the covenants or agreements in this Agreement; provided, however, that nothing in this Agreement shall be deemed to deny the Executive the right to defend against this enforcement on the basis that the Company has no right to its enforcement under the terms of this Agreement.

                 i. The Executive acknowledges and agrees that: (i) the covenants and agreements contained in clauses (a) through (g) of this Section 5 are the essence of this Agreement; (ii) that the Executive has received good, adequate and valuable consideration for each of these covenants; (iii) each of these covenants is reasonable and necessary to protect and preserve the interests and properties of the Company; (iv) the Company is and will be engaged in and throughout the Territory in the Business; (v) a Competing Business could be engaged in from any place in the Territory; and (vi) the Company has a legitimate business interest in restricting the Executive's activities throughout the Territory. The Executive also acknowledges and agrees that: (i) irreparable loss and damage will be suffered by the Company should the Executive breach any of these covenants and agreements; (ii) each of these covenants and agreements in clauses (a) through (g) of this Section 5 is separate, distinct and severable not only from the other covenants and agreements but also from the remaining provisions of this Agreement; and (iii) the unenforceability of any covenants or agreements shall not affect the validity or enforceability of any of the other covenants or agreements or any other provision or provisions of this Agreement. The Executive acknowledges and agrees that if any of the provisions of clauses (a) through (g) of this Section 5 shall ever be deemed to exceed the time, activity, or geographic limitations permitted by applicable law, then such provisions shall be and hereby are reformed to the maximum time, activity, or geographical limitations permitted by applicable law.

                 j. The Executive and the Company hereby agree that they will negotiate in good faith to amend this Agreement from time to time to modify the terms of this Section 5, the definition of the term "Territory," and the definition of the term "Business," to reflect changes in the Company's business and affairs so that the scope of the limitations placed on the Executive's activities by this Section 5 accomplishes the parties' intent in relation to the then current facts and circumstances. Any such amendment shall be effective only when completed in writing and signed by the Executive and the Company.

                 6.       Successors; Binding Agreement.

                 a. This Agreement shall be binding upon and shall inure to the benefit of the Company, its Successors and Assigns and the Company shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

                 b. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

                 7. Fees and Expenses. The Company shall pay all legal fees and related expenses (including but not limited to the costs of experts, accountants and counsel) incurred by the Executive as they become due as a result of (a) the termination of the Executive's employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment) and (b) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement; provided, however, that the circumstances set forth in clauses (a) and (b) above occurred on or after a Change in Control.

                 8. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other; provided, however, that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof.

                 9. Settlement of Claims. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others. The Company may, however, withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

                 10. Modification and Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                 11. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in State of Georgia.

                 12. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

                 13. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

                 14. Headings. The headings of Sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

                 15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                 16. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                 a. "Accrued Compensation" shall mean an amount which shall include all amounts earned or accrued through the Termination Date but not paid as of the Termination Date including (i) base salary, (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date, and
(iii) bonuses and incentive compensation (other than the Pro Rata Bonus).

                 b. "Adequate Justification" shall mean the occurrence after a Change in Control of any of the following events or conditions: (i) a material failure of the Company to comply with the terms of this Agreement; (ii) any relocation of the Executive outside the metropolitan area where the Company's principal executive office is located that is not approved by members of the Incumbent Board (as such term is defined under Section 16(i)(ii)); or (iii) other than as provided for herein, the removal of the Executive from the position of President and Chief Operating Officer or any other substantial diminution in the Executive's authority or the Executive's responsibilities that is not approved by members of the Incumbent Board.

                 c. "Base Amount" shall mean the greater of the Executive's annual base salary (i) at the rate in effect on the Termination Date or (ii) at the highest rate in effect at any time during the 90-day period prior to the Change in Control, and shall include all amounts of his base salary that are deferred under the qualified and non- qualified employee benefit plans of the Company or any other agreement or arrangement.

                 d. "Board" shall have the meaning set forth in the recitals.

                 e. "Bonus Amount" shall mean the greater of (i) the most recent annual bonus paid or payable to the Executive, or, if greater, the annual bonus paid or payable for the full fiscal year ended prior to the fiscal year during which a Change in Control occurred or (ii) the average of the annual bonuses paid or payable during the three full fiscal years ended prior to the Termination Date or, if greater, the three full fiscal years ended prior to the Change in Control (or, in each case, such lesser period for which annual bonuses were paid or payable to the Executive).

                 f. "Business" shall mean the providing of ground transportation and logistic services for the air freight industry throughout the U.S., and any other related business which the Company or any of its affiliates is engaged in as of the date of termination of employment.

                 g. "Bylaws" shall mean the Amended and Restated Bylaws of the Company, as amended, supplemented or otherwise modified from time to time.

                 h. The termination of the Executive's employment shall be for "Cause" if it is the result of:

                          (i) any act that (A) constitutes, on the part of the Executive, fraud, dishonesty, or gross malfeasance of duty, or conduct grossly inappropriate to the Executive's office, and
                                  (B) is demonstrably likely to lead to
                                  material injury to the Company or resulted or was intended to result in direct or indirect gain to or personal enrichment of the Executive; provided, however, that such conduct shall not constitute Cause:

                                  (A)      unless (1) there shall have been
                                           delivered to the Executive a written
                                           notice setting forth with
                                           specificity the reasons that the
                                           Board believes the Executive's
                                           conduct constitutes the criteria set
                                           forth in clause (i), (2) the
                                           Executive shall have been provided
                                           the opportunity, if such behavior is
                                           susceptible to cure, to cure the
                                           specific inappropriate behavior
                                           within 30 days following written
                                           notice, and (3) after such 30-day
                                           period, the Board of Directors
                                           determines that the behavior has not
                                           been cured, and (4) the termination
                                           is evidenced by a resolution adopted
                                           in good faith by two-thirds of the
                                           members of the Board (other  than
                                           the Executive); or

                                  (B)      if such conduct (1) was believed by
                                           the Executive in good faith to have
                                           been in or not opposed to the
                                           interests of the Company, and (2)
                                           was not intended to and did not
                                           result in the direct or indirect
                                           gain to or personal enrichment of
                                           the Executive; or

                          (ii) the conviction (from which no appeal may be or is timely taken) of the Executive of a felony; or

                          (iii) the failure of the Executive to perform his duties hereunder in a manner satisfactory to the Board of Directors, as recommended by the Chief Executive Officer and as determined by the Board of Directors in its sole discretion; provided, however, that the Executive shall have 60 days to cure such failure after receiving notice from the Company. The Company shall be obligated to provide only one notice to the Executive pursuant to this Section 16(h)(iii). Thereafter, the Company may terminate the Executive, without the Executive having a right to cure, if the Executive fails to perform his duties in a manner satisfactory to the Board of Directors, as recommended by the Chief Executive Officer and as determined by the Board of Directors in its sole discretion.

                 i. A "Change in Control" shall mean the occurrence during the Term of any of the following events after the Initial Public
Offering:

                          (i) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or
                                  (y) any corporation or other Person of
                                  which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), (2) the Company or any Subsidiary, or (3) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

                          (ii) The individuals who, as of the date of the Initial Public Offering, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

              (iii)   Approval by shareholders of the Company of:

                     (A) A merger, consolidation or reorganization involving the Company, unless

                                    (1)      the stockholders of the Company,
                                             immediately before such merger,
                                             consolidation or reorganization,
                                             own, directly or indirectly,
                                             immediately following such merger,
                                             consolidation or reorganization,
                                             at least two-thirds of the
                                             combined voting power of the
                                             outstanding voting securities of
                                             the corporation resulting from
                                             such merger or consolidation or
                                             reorganization (the "Surviving
                                             Corporation") in substantially the
                                             same proportion as their ownership
                                             of the Voting Securities
                                             immediately before such merger,
                                             consolidation or reorganization,
                                             and

                                    (2)      the individuals who were members
                                             of the Incumbent Board immediately
                                             prior to the execution of the
                                             agreement providing for such
                                             merger, consolidation or
                                             reorganization constitute at least
                                             two-thirds of the
                                                  members of the board of
                                                  directors of the Surviving
                                                  Corporation.

                                          (A transaction described in clauses
                                          (1) and (2) shall herein be referred
                                          to as a "Non-Control Transaction").

                                  (B)      A complete liquidation or
                                           dissolution of the Company; or

                                  (C)      An agreement for the sale or other
                                           disposition of all or substantially
                                           all of the assets of the Company to
                                           any Person (other than a transfer to
                                           a Subsidiary).

                          (iv) Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment is terminated prior to a Change in Control and the Executive reasonably demonstrates that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or (B) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment.

                 j. "Compensation Committee" shall mean the compensation committee of the Board.

                 k. "Competing Business" shall mean any business that, in whole or in part, is the same or substantially the same as the Business.

                 l. "Confidential Business Information" shall mean any non-public information of a competitively sensitive or personal nature, other than Trade Secrets, acquired by the Executive, directly or indirectly, in connection with the Executive's employment (including his employment with the Company prior to the date of this Agreement), including (without limitation) oral and written information concerning the Company or its affiliates relating to financial position and results of operations (revenues, margins, assets, net income, etc.), annual and long-range business plans, marketing plans and methods, account invoices, oral or written customer information, and personnel information. Confidential Business Information also includes information recorded in manuals, memoranda, projections, minutes, plans, computer programs, and records, whether or not legended or otherwise identified by the Company and its affiliates as Confidential Business Information, as well as information which is the subject of meetings and discussions and not so recorded; provided, however, that Confidential Business Information shall not include information that is generally available to the public, other than as a result of disclosure, directly or indirectly, by the Executive, or was available to the Executive on a non-confidential basis prior to its disclosure to the Executive.

                 m. "Continuation Period" shall have the meaning ascribed to it in Section 4(c)(iii).

                 n. "Disability" shall mean a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties with the Company for a period of 180 consecutive days, as determined by an independent physician selected with the approval of both the Company and the Executive.

                 o.       "Effective Date" shall mean April 1, 1997.

                 p. "Initial Public Offering" shall mean the closing of the first public offering of the Company's common stock registered under the Securities Act of 1933 in which aggregate proceeds to the Company, net of all underwriting discounts and commissions and other expenses of issuance and distribution as stated in the prospectus relating to such offering, are equal to at least four million dollars ($4,000,000).

                 q. "Notice of Termination" shall mean a written notice of termination from the Company or the Executive which specifies an effective date of termination, indicates the specific termination provision in this Agreement relied upon, and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                 r.       "Plan" shall mean the 1996 Professional
Transportation Group, Ltd. Stock Option Plan adopted by the Board on February 16, 1996.

                 s. "Pro Rata Bonus" shall mean an amount equal to the Bonus Amount multiplied by a fraction the numerator of which is the number of days in the fiscal year through the Termination Date and the denominator of which is 365.

                 t. "Successors and Assigns" shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement), whether by operation of law or otherwise.

                 u. "Termination Date" shall mean, in the case of the Executive's death, his date of death, and in all other cases, the date specified in the Notice of Termination.

                 v.       "Territory" shall mean the United States.

                 w. "Trade Secrets" shall mean any information, including but not limited to technical or non- technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, information on customers, or a list of actual or potential customers or suppliers, which: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy, or (ii) is otherwise defined as a "trade secret" under applicable law.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its seal to be affixed hereunto by its officers thereunto duly authorized, and the Executive has signed and sealed this Agreement, effective as of the date first above written.

                                                 PROFESSIONAL TRANSPORTATION
                                                 GROUP LTD.
ATTEST:


By:      /s/ Linda K. Roberts                      By:      /s/ Dennis A. Bakal
         --------------------------------                  -------------------------------
         Name: Linda K. Roberts                            Name: Dennis A. Bakal
         Title:  VP                                        Title: CEO

      (CORPORATE SEAL)


                                                            EXECUTIVE


                                                            /s/ Stanley E. Laiken
                                                            -------------------------------------------------------------
                                                            Name: Stanley E. Laiken